Exhibit 10.4


                   THIRD AMENDED AND RESTATED FACILITY A NOTE


         $20,000,000.00

                                                      Commonwealth of Virginia
                                                      June 19, 1998


         FOR VALUE RECEIVED, the signatories hereto (the "Borrowers"), hereby, jointly and severally, unconditionally promise to pay to the order of NATIONSBANK, N.A. (the "Lender") at the office of NationsBank, N.A. located at 8300 Greensboro Drive, McLean, VA 22102 in lawful money of the United States of America and in immediately available funds, on the Facility A Maturity Date the principal amount of (a) TWENTY MILLION DOLLARS AND NO CENTS ($20,000,000.00) or, if less, (b) the aggregate unpaid principal amount of all Facility A Loans made by the Lender to the Borrowers pursuant to subsection 2.1(a) of the Credit Agreement, as hereinafter defined. The Borrowers further, jointly and severally, agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 4.10 of such Credit Agreement.


         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the date, Type and amount of each Facility A Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrowers in respect of such Facility A Loan.


         This Note (a) is one of the Facility A Notes referred to in the Credit Agreement, dated as of February 17, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrowers, the Lender, the banks and financial institutions from time to time parties thereto and NationsBank, N.A. as agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.


         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.


         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.


         This Note may be executed by one or more of the Borrowers on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings attributed to them in the Credit Agreement.


         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF VIRGINIA.

                                          ADVANCED COMMUNICATION SYSTEMS, INC.,
                                          INTEGRATED SYSTEMS CONTROL, INC.,
                                          RF MICROSYSTEMS, INC.,
                                          ADVANCED MANAGEMENT, INC.,
                                          SEMCOR, INC.,
                                          as Borrowers


                                          By:_______________________________

                                                     Dev Ganesan
                                                Chief Financial Officer